Exhibit 4.21

AMENDED AND RESTATED BARNICO GUARANTY

AMENDED AND RESTATED BARNICO GUARANTY, dated as of October 31, 2007 (as amended, restated or otherwise modified from time to time in accordance with the terms hereof, this “Guaranty”), made by BARNICO DRILLING, INC., a Texas corporation (“Guarantor” or “Barnico”), in favor of CASTLERIGG MASTER INVESTMENTS LTD., a company organized under the laws of the British Virgin Islands, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the benefit of the Buyers (as defined below).

W I T N E S S E T H :

WHEREAS, Wentworth Energy, Inc., an Oklahoma corporation (the “Parent”), and each party listed as a “Buyer” on the Schedule of Buyers attached thereto (collectively, the “Buyers”) are parties to that certain Securities Purchase Agreement, dated as of July 24, 2006 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Buyers purchased from the Parent an aggregate original principal amount of $32,350,000 of senior secured convertible notes (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Notes”);

WHEREAS, contemporaneously with the consummation of the transactions contemplated by the Existing Securities Purchase Agreement, the following transactions (among others) occurred: (i) the Parent and Wentworth Oil & Gas, Inc., a Nevada corporation and subsidiary of the Parent (“WOG”), entered into that certain Security Agreement, dated as of July 25, 2006, in favor of the Collateral Agent for the benefit of the Buyers, as subsequently amended by that certain Joinder Agreement, dated as of August 8, 2006 (the “2006 Joinder Agreement”), in favor of the Collateral Agent for the benefit of the Buyers, to join Barnico as a party thereto and collateral grantor thereunder (said security agreement, as amended by the 2006 Joinder Agreement, and as otherwise amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”); (ii) WOG entered into that certain Guaranty, dated as of July 25, 2006, in favor of the Collateral Agent for the benefit of the Buyers (said guaranty, as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing WOG Guaranty”); and (iii) the Parent and WOG entered into that certain Pledge Agreement, dated as of July 25, 2006, in favor of Collateral Agent for the benefit of the Buyers, as amended by that certain Pledge Amendment, dated August 8, 2006 (the “2006 Pledge Amendment”), to include as collateral thereunder the shares of Barnico capital stock referenced in the 2006 Pledge Amendment (said pledge agreement, as amended by the 2006 Pledge Amendment, and as otherwise amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Pledge Agreement”);

WHEREAS, the Parent entered into certain deeds of trust encumbering certain real property and personal property of the Parent (said deeds of trust, as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Deeds of Trust”), in favor of the trustee referenced therein for the benefit of the Collateral Agent for the benefit of the Buyers;

WHEREAS, contemporaneously with Guarantor’s execution and delivery of the 2006 Joinder Agreement, Guarantor entered into that certain Guaranty, dated as of August 8, 2006 (said guaranty, as amended, restated or otherwise modified from time to time prior to the date hereof, the “Existing Barnico Guaranty”), in favor of the Collateral Agent for the benefit of the Buyers;

WHEREAS, the Parent and the Buyers, severally, are entering into those certain Amendment Agreements, each dated as of the date hereof (the “Amendment Agreements”), pursuant to which (among other things) the Parent and the Buyers have agreed to amend the Existing Securities Purchase Agreement (as so amended, and as thereafter amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”) to provide for, among other things, the amendment and restatement of the Existing Barnico Guaranty by Guarantor’s execution and delivery of this Guaranty and the following additional transactions (among others) contemporaneously therewith: (i) the amendment and restatement of all of the Existing Notes by the Parent’s issuance of amended and restated notes therefor, in the form attached as an exhibit to the Amendment Agreements (said amended and restated notes, as executed and delivered, and as thereafter, amended, restated or otherwise modified from time to time, the “Amended and Restated Notes”); (ii) the Parent’s issuance and sale to one of the Buyers of a new senior secured convertible note in the form attached as an exhibit to the Amendment Agreements (said new note, as executed and delivered, and as thereafter amended, restated or otherwise modified from time to time, the “New Note”; collectively with the Amended and Restated Notes, the “Notes”); (iii) the amendment and restatement of the Existing Pledge Agreement in the form attached as an exhibit to the Amendment Agreements (said amended and restated pledge agreement, as executed and delivered, and as thereafter amended, restated or otherwise modified from time to time, the “Pledge Agreement”); (iv) the amendment and restatement of the Existing Security Agreement in the form attached as an exhibit to the Amendment Agreements (said amended and restated security agreement, as executed and delivered, and as thereafter amended, restated or otherwise modified from time to time, the “Security Agreement”); (v) the amendment and restatement of the Existing Deeds of Trust heretofore filed in Anderson, Freestone, Jones and Leon Counties, Texas, in the form attached as an exhibit to the Amendment Agreements (said amended and restated deeds of trust, as executed and delivered, and as thereafter amended, restated or otherwise modified from time to time, the “Deeds of Trust”); and (vi) to the extent not heretofore terminated, the termination of the Existing Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas;

WHEREAS, WOG has been dissolved and, prior hereto or contemporaneously herewith, WOG is being released from all of its obligations under the Existing WOG Guaranty, the Existing Pledge Agreement and the Existing Security Agreement;

WHEREAS, to induce each of the Buyers to execute and deliver its respective Amendment Agreement and perform its respective obligations under the Securities Purchase Agreement, Guarantor has agreed to execute and deliver to the Collateral Agent, for the benefit of the Buyers, this Guaranty, which amends, restates and supersedes the Existing Barnico Guaranty; and

WHEREAS, Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein, and in order to induce each of the Buyers to execute and deliver its respective Amendment Agreement and perform its respective obligations under the Securities Purchase Agreement, Guarantor hereby agrees, for the benefit of the Collateral Agent for the further benefit of each Buyer, as follows:

SECTION 1.     Definitions.  Reference is hereby made to the Securities Purchase Agreement and the Notes for a statement of the terms thereof.  All terms used in this Guaranty, which are defined in the Securities Purchase Agreement or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.

SECTION 2.     Guaranty.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment, as and when due and payable, by stated maturity or otherwise, of all “Obligations” (as defined in the Security Agreement) of the Parent from time to time owing by the Parent in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) of the Parent, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (such obligations, to the extent not paid by the Parent, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Collateral Agent in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Parent to the Collateral Agent (for the benefit of the Buyers) under the Securities Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Parent or any other guarantor of all or any part of the Guaranteed Obligations (the Parent and any other guarantor, each a “Transaction Party”).

SECTION 3.     Guaranty Absolute; Continuing Guaranty; Assignments.

(a)           Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent with respect thereto.  The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions.  The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i)            any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;

(iii)          any taking, exchange, release or non-perfection of any Collateral (as defined in any Security Document), or any taking, release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

(iv)          any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party; or

(v)           any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense available to, or a discharge of, a Transaction Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

(b)           This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations) and/or complete conversion of all of the Parent’s obligations under the Notes to equity securities of the Parent and payment of all other amounts payable under this Guaranty (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the respective Maturity Date of each Note (other than payment in full of the Notes and/or complete conversion of all of the Parent’s obligations under the Notes to equity securities of the Parent) and (ii) be binding upon Guarantor and its respective successors and assigns.  This Guaranty shall inure to the benefit of and be enforceable by the Collateral Agent (for the benefit of the Buyers) and the Collateral Agent’s successors, and permitted pledgees, transferees and assigns.  Without limiting the generality of the foregoing sentence, the Collateral Agent or any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent or such Buyer (as the case may be) herein or otherwise, in each case as provided in the Securities Purchase Agreement or such other Transaction Document.

SECTION 4.     Waivers.

(a)           To the extent permitted by applicable law, Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral.  Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4(a) is knowingly made in contemplation of such benefits.  Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(b)           Guarantor hereby acknowledges and consents to the transactions contemplated by the Amendment Agreements and to occur contemporaneously with the 2007 SPA Closing (as defined in the Amendment Agreements), including (among other things) the release and discharge of WOG under the Existing WOG Guaranty, Existing Pledge Agreement and Existing Security Agreement, and the release and discharge of the Existing Deeds of Trust filed in Archer, Pecos and Wichita Counties, Texas; and Guarantor hereby agrees that the consummation of such transactions shall not constitute a defense to the enforcement of this Guaranty (whether or not the same would have constituted a defense under the Existing Barnico Guaranty or would constitute a defense available to a surety in the absence of this subsection).

SECTION 5.     Subrogation.  Guarantor may not exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the  Collateral Agent against any Transaction Party or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty (other than inchoate indemnity obligations) shall have indefeasibly been paid in full in cash.  If any amount shall be paid to Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty (other than inchoate indemnity obligations), such amount shall be held in trust for the benefit of the Collateral Agent (for the benefit of the Buyers) and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document, or to be held as Collateral for any Guaranteed Obligations (other than inchoate indemnity obligations) or other amounts payable under this Guaranty (other than inchoate indemnity obligations) thereafter arising.  If (a) Guarantor shall make payment to the Collateral Agent of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty (other than inchoate indemnity obligations) shall indefeasibly be paid in full in cash, the Collateral Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor.

SECTION 6.     Representations, Warranties and Covenants.

                                (a)           Guarantor hereby represents and warrants as of the date first written above as follows:

                (i)            Guarantor (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which Guarantor is a party, and to consummate the transactions contemplated hereby and thereby, and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.

                (ii)           The execution, delivery and performance by Guarantor of this Guaranty and each other Transaction Document to which Guarantor is a party (A) have been duly authorized by all necessary corporate action, (B) do not and will not contravene its charter or by-laws, or any applicable law or any contractual restriction binding on Guarantor or its properties (except where the contravention of such contractual restriction would not result in a Material Adverse Effect), (C) do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (D) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.

                (iii)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by Guarantor of this Guaranty or any of the other Transaction Documents to which Guarantor is a party (other than as expressly provided for in any of the Transaction Documents).

                (iv)          Each of this Guaranty and the other Transaction Documents to which Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).

                (v)           There is no pending or, to the knowledge of Guarantor, threatened action, suit or proceeding against Guarantor or to which any of the properties of Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which Guarantor is a party or any transaction contemplated hereby or thereby.

                (vi)          Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Parent and any other Transaction Party, and has no need of, or right to obtain from any Buyer, any credit or other information concerning the affairs, financial condition or business of the Parent or any other Transaction Party that may come under the control of any Buyer.

(b)           Guarantor covenants and agrees that until indefeasible full and final payment of the Guaranteed Obligations (other than inchoate indemnity obligations) and/or complete conversion of all of the Parent’s obligations under the Notes to equity securities of the Parent, it will comply with Sections 4(j), (k), (l), (n) and (o) of the Securities Purchase Agreement as if Guarantor were a party thereto.

SECTION 7.     Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, any Buyer may, and is hereby authorized to, at any time and from time to time, without notice to Guarantor (any such notice being expressly waived by Guarantor) and, to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Buyer to or for the credit or the account of Guarantor against any and all obligations of Guarantor now or hereafter existing under this Guaranty in respect of such Buyer’s Notes (but not in respect of the Notes of any other Buyer), whether or not such Buyer shall have made any demand under this Guaranty or any other Transaction Document in respect thereof and although such obligations may be contingent or unmatured.  Each Buyer agrees to notify Guarantor promptly after any such set-off and application made by such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of any Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Buyer may have under this Guaranty or any other Transaction Document in law or otherwise.

SECTION 8.     Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to Guarantor, to it at its address set forth on the signature page hereto, or if to the Collateral Agent or any Buyer, to it at its respective address set forth in the Securities Purchase Agreement; or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8.  All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered by hand, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

SECTION 9.     CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW

YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING (PROVIDED A COPY OF ANY SUCH SERVICE IS GIVEN CONTEMPORANEOUSLY THEREWITH TO GUARANTOR AS THOUGH A NOTICE UNDER THIS GUARANTY) AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO GUARANTOR’S ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.  GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.

SECTION 10.     WAIVER OF JURY TRIAL, ETC.  GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ACCEPTING THIS GUARANTY FOR THE BENEFIT OF THE BUYERS.

SECTION 11.     Taxes.

(a)           All payments made by Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense.  All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Buyer by the jurisdiction in which such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”).  If Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document;

                (i)            the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Buyer pursuant to this sentence) each Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,

                (ii)           Guarantor shall make such deduction or withholding,

                (iii)          Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

                (iv)          as promptly as possible thereafter, Guarantor shall send the Buyers an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent, as the case may be) showing payment.  In addition, Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document (collectively, “Other Taxes”).

(b)           Guarantor hereby indemnifies and agrees to hold the Collateral Agent and each Buyer (each an “Indemnified Party”) harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Guaranty or any other Transaction Document to which Guarantor is a party, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be paid within 30 days from the date on which the Collateral Agent or such Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.

(c)           If Guarantor fails to perform any of its obligations under this Section 11, Guarantor shall indemnify the Collateral Agent and each Buyer for any taxes, interest or penalties that may become payable as a result of any such failure.  The obligations of Guarantor under this Section 11 shall survive the termination of this Guaranty and the payment of the Guaranteed Obligations and all other amounts payable hereunder.

SECTION 12.     Miscellaneous.

(a)           Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Collateral Agent (or, if so directed by the Collateral Agent) to each Buyer, at such address specified by such respective payee from time to time by notice to Guarantor given in accordance with this Guaranty.

(b)           No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor, the Collateral Agent or any Buyer therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor and each Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No consent of the Collateral Agent shall be required in connection with any such amendment or waiver.

(c)           No failure on the part of the Collateral Agent or any Buyer to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Collateral Agent and the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Collateral Agent and the Buyers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Buyer to exercise any of their respective rights under any other Transaction Document against such party or against any other Person.

(d)           Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof in that jurisdiction or the validity or enforceability of any provision of this Guaranty in any other jurisdiction.

(e)           This Guaranty shall (i) be binding on Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Buyers and their respective successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and any Buyer may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent or Buyer, as the case may be, herein or otherwise.  None of the rights or obligations of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer; but the consent of the Collateral Agent shall not be required in connection therewith.

(f)   This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.  Without limiting the generality of the foregoing, Guarantor and, by its acceptance of this Guaranty for the benefit of the Buyers, the Collateral Agent hereby agree that this Guaranty does hereby amend and restate, and completely replace, the Existing Barnico Guaranty, which shall have no further force or effect.

(g)           Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

(h)           THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE SUBSTANTIVE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

BARNICO DRILLING, INC.

By:	/s/ John Punzo
Name: John Punzo
Title: Senior Vice President
Address: See below
Jurisdiction: Texas

Address:

Barnico Drilling, Inc.

1006 Anderson County Road 2212

Palestine, Texas 75803

with a copy to:

Wentworth Energy, Inc., at its address (including copies) for notices as set forth in the Securities Purchase Agreement (or to such other address as may be noticed as provided therein).

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